Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-266656) and Form S-8 (No. 333-238306, No. 333-237494, No. 333-234290, No. 333-282064) of BellRing Brands, Inc. of our report dated November 18, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
November 18, 2025